Frederick County Bancorp, Inc. Reports Results for the Third Quarter 2012

FREDERICK, Md., Oct. 10, 2012 /PRNewswire/ -- Frederick County Bancorp, Inc. (the "Company") (OTC Bulletin Board: FCBI), the parent company for Frederick County Bank ("FCB"), announced today that, for the quarter ended September 30, 2012, the Company recorded net income of $301 thousand and diluted earnings per share of $0.20, as compared to net income of $156 thousand and diluted earnings per share of $0.10 recorded for the third quarter of 2011. The Company earned $1.1 million with diluted earnings per share of $0.74 for the nine months ended on September 30, 2012, as compared to $680 thousand in earnings and diluted earnings per share of $0.45 for the same period in 2011.

The increase in earnings was due primarily to a reduction in the provision for loan losses from $900 thousand in the third quarter of 2011 as compared to the provision for loan losses of $360 thousand in the third quarter 2012. Gains on sale of securities of $236 thousand were realized during this period in 2012, along with no losses on the sale of foreclosed properties and $276 thousand of provisions for foreclosed properties. The increase in earnings was due primarily to a reduction in the provision for loan losses in the nine months of 2012 of $425 thousand compared to the $1.5 million recorded in the first nine months of 2011. Gains on sale of securities of $456 thousand were realized in the first nine months of 2012, along with $82 thousand in losses on the sale of foreclosed properties and $501 thousand of provisions for foreclosed properties.

Net loan charge-offs for the first nine months of 2012 totaled $484 thousand, consisting primarily of two loans charged-off in the third quarter. Net loan charge-offs for the same period in 2011 totaled $2.1 million, consisting predominantly of two loans charged-off in the third quarter.

The ratio of the allowance for loan losses to total loans stood at 1.39% and 1.49% as of September 30, 2012 and 2011, respectively. Nonperforming assets stood at $6.8 million and $4.4 million at September 30, 2012 and 2011, respectively, and at $5.5 million at December 31, 2011. The corresponding nonperforming assets to total assets ratios were 2.17% and 1.51% as of September 30, 2012 and 2011, respectively. The allowance for loan losses was $3.2 million and $3.1 million as of September 30, 2012 and 2011, respectively, and at $3.2 million at December 31, 2011. Even though there has been an increase in the nonperforming assets from $5.5 million at December 31, 2011 to $6.8 million at September 30, 2012, these assets did not require much of a reserve in order for the allowance for loan losses to be considered adequate.

The Company also reported that, as of September 30, 2012, assets stood at $311.5 million, with total deposits of $264.8 million and gross loans of $226.6 million, representing increases of 6.8%, 7.4%, and 6.7%, respectively, compared to December 31, 2011.

Frederick County Bank will observe its eleventh anniversary on October 18, 2012 and has posted positive quarterly earnings continuously since 2002, its second year in operation. The Bank is headquartered in Frederick, Maryland, and conducts full service commercial banking services through five offices, four of which are in the City of Frederick and one office located in Walkersville, Maryland. Frederick County Bank maintains a solid Four Star Rating from Bankrate.com as of March 31, 2012 and the top Five Star Rating from Bauer Financial, Inc., as of June 30, 2012.

	September 30,	September 30,	December 31,
	2012	2011	2011
(dollars in thousands)	(unaudited)	(unaudited)	(audited)
Total assets	$ 311,479	$ 291,190	$ 292,012
Cash and due from banks	1,750	1,720	1,680
Federal funds sold and other overnight investments	21,736	25,887	25,168
Investment securities - available for sale	43,096	38,322	36,423
Restricted stock	1,504	1,508	1,510
Loans, net	223,434	206,564	209,099
Allowance for loan losses	3,157	3,129	3,216
Bank premises and equipment	6,746	5,916	6,459
Bank owned life Insurance	7,719	4,561	4,601
Foreclosed properties	2,263	2,959	3,491
Other assets	3,231	3,753	3,581
Deposits	264,814	246,189	246,487
Short-term borrowings	2,700	2,700	2,700
Long-term borrowings	10,000	10,000	10,000
Junior subordinated debentures	6,186	6,186	6,186
Accrued interest and other liabilities	1,380	1,108	1,182
Shareholders' equity	26,399	25,007	25,457

Nonperforming assets	6,771	4,392	5,515

SELECTED FINANCIAL DATA
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
(dollars in thousands, except per share data)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
SUMMARY OF OPERATING RESULTS:
Interest income	$ 3,296	$ 3,463	$ 9,794	$ 10,299
Interest expense	498	754	1,550	2,368
Net interest income	2,798	2,709	8,244	7,931
Provision for loan losses	360	900	425	1,515
Net interest income after provision for loan losses	2,438	1,809	7,819	6,416
Gain on sale of securities	236	383	456	386
Loss on sale of foreclosed properties	-	(18)	(82)	(18)
Other noninterest income	198	162	615	438
Noninterest expense	2,489	2,183	7,241	6,358
Income before provision for income taxes	383	153	1,567	864
Provision for income taxes (benefits)	82	(3)	448	184
Net income	301	156	1,119	680

Total Comprehensive Income	360	461	1,120	1,511

Net charge-offs (recoveries)	405	1,387	484	2,105

PER COMMON SHARE DATA:
Basic earnings per share	$ 0.20	$ 0.11	$ 0.74	$ 0.46
Diluted earnings per share	$ 0.20	$ 0.10	$ 0.74	$ 0.45
Basic weighted average number of shares outstanding	1,512,309	1,482,044	1,515,283	1,477,708
Diluted weighted average number of shares outstanding	1,519,781	1,519,305	1,516,369	1,513,849
Common shares outstanding	1,510,574	1,504,494	1,510,574	1,504,494
Dividends declared per share	$ 0.05	$ -	$ 0.15	$ 0.10
Book value per share	$ 17.48	$ 16.62	$ 17.48	$ 16.62

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
SELECTED UNAUDITED FINANCIAL RATIOS:
Return on average assets	0.39%	0.21%	0.49%	0.31%
Return on average equity	4.52%	2.54%	5.67%	3.76%
Allowance for loan losses to total loans	1.39%	1.49%	1.39%	1.49%
Nonperforming assets to total assets	2.17%	1.51%	2.17%	1.51%
Ratio of net charge-offs to average loans	0.18%	0.66%	0.22%	0.72%
Tier 1 capital to risk-weighted assets	12.24%	12.71%	12.24%	12.71%
Total capital to risk-weighted assets	13.46%	13.96%	13.46%	13.96%
Tier 1 capital to average assets	10.24%	10.17%	10.24%	10.17%
Average equity to average assets	8.63%	8.28%	8.67%	8.24%

Weighted average yield/rate on:
Loans	5.37%	5.89%	5.51%	6.00%
Interest-earning assets	4.60%	5.03%	4.67%	5.04%
Interest-bearing liabilities	0.86%	1.30%	0.91%	1.40%
Net interest spread	3.74%	3.73%	3.76%	3.64%
Net interest margin	3.92%	3.97%	3.95%	3.92%

The statements in this press release that are not historical facts constitute "forward-looking statements" as defined by Federal Securities laws. Forward-looking statements can generally be identified by the use of forward- looking terminology such as "believes," "expects," "intends," "may," "will," "should," "anticipates" or similar terminology. Such statements, specifically regarding the Company's intentions regarding growth and market expansion, are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, changes in interest rates, deposit flows, loan demand and real estate values, as well as changes in economic, competitive, governmental, regulatory, technological and other factors which may affect the Company specifically, its existing and target market areas or the banking industry generally. Forward-looking statements speak only as of the date they are made. The Company will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information, please refer to the Company's reports filed with the U.S. Securities and Exchange Commission.

CONTACT: William R. Talley, Jr., Executive Vice President, Chief Financial Officer and Chief Operating Officer, +1-240-529-1507